Exhibit 10.13

Execution Version

AMENDMENT TO THE SPONSOR SUPPORT AGREEMENT

This Amendment (the “Amendment”), dated as of April 26, 2024, to the Sponsor Support Agreement, dated October 23, 2023 (the “Sponsor Support Agreement”), is entered into by and between 10XYZ Holdings LP, a Delaware limited partnership (“Sponsor”), TenX Keane Acquisition, a Cayman Islands exempted company (which will migrate to and domesticate as a Delaware corporation prior to the Closing) (“Parent”), Citius Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and Citius Oncology, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“SpinCo”) and Intelligent Investment I LLC (“3I”). Each of the foregoing parties is referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not defined shall have the meaning set forth in the Sponsor Support Agreement.

WHEREAS, on October 23, 2023, Parties entered into that certain Agreement and Plan of Merger and Reorganization (as amended or modified from time to time, the “Merger Agreement”), pursuant to which the Parties contemporaneously entered into the Sponsor Support Agreement;

WHEREAS, the Sponsor entered into that certain Consultancy Agreement, dated April 18, 2023 (the “Consultancy Agreement”), with 3I, pursuant to which the Sponsor agreed to transfer to 3I up to 57,750 shares of Parent Common Stock, which transfer will occur prior to the Closing;

WHEREAS, the Sponsor entered into that certain letter agreement regarding legal fees (the “Equity Payment Letter Agreement”) on February 23, 2024, with The Crone Law Group, P.C. (“CLG”), to transfer some of the shares of Parent Common Stock or shares of Domesticated Parent Common Stock, as the case may be, owned by it as payment for legal fees, such transfers of shares to occur both before and after the Closing;

WHEREAS, pursuant to Section 17 of the Sponsor Support Agreement, the Parties wish to amend the Sponsor Support Agreement to allow for (i) the transfer of the shares to 3I and (ii) the reduction of the Sponsor’s share ownership prior to the Closing and after it transfers the aggregate 79,178 shares of Parent Common Stock to 3I pursuant to the terms of the Consultancy Agreement and as CLG’s assignee under the Equity Payment Letter Agreement;

WHEREAS, as the recipient of the shares of 79,178 shares of Parent Common Stock prior to Closing, 3I wishes to become a party to the Sponsor Support Agreement solely with regards to those certain sections of the Sponsor Support Agreement set forth below; and

WHEREAS, the Company and SpinCo have agreed to waive Sponsor’s compliance with its obligations under Section 2 of the Sponsor Support Agreement in connection Sponsor’s entry into the Equity Payment Letter Agreement and consent to the transfer of shares under such agreement and the Consultancy Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	That Recital A of the Sponsor Support Agreement is hereby deleted in its entirety and replaced with the following:

“As of the date hereof, Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 2,044,000 shares of Parent Common Stock and 394,000 Parent Rights; provided, that prior to the Closing, Sponsor shall be the holder of record and the beneficial owner of 1,964,822 shares of Parent Common Stock and 394,000 Parent Rights.”

2.	Section 2 of the Sponsor Support Agreement is hereby deleted in its entirety and replaced with the following:

“During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Article IX thereof (the earlier of clauses (a) and (b), the “Expiration Time”), Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Parent Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Parent Common Stock, Parent Rights or any other shares of capital stock or warrants of Parent that Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) to which Sponsor has voting rights (collectively, “Subject Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the transfer restrictions in this Section 2 shall not apply to any transfer of shares by the Sponsor to a permitted transferee as such term is defined in that certain Letter Agreement, dated October 13, 2022, by and among the Parent, its officers and directors, Sponsor, and Maxim Group LLC, and that certain Registration Rights Agreement, dated October 13, 2022, by and between the Parent and Sponsor.”

3.	The Company and SpinCo hereby irrevocably waive Sponsor’s compliance under Section 2 of the Sponsor Support Agreement solely in connection with the Equity Payment Letter Agreement and the Consultancy Agreement (“Waiver”) and hereby consent to allow the Sponsor to transfer up to 79,178 shares to 3I prior to the Closing. Except for the specific provisions waived herein, the Sponsor Support Agreement shall remain in full force and effect and in accordance with its terms. This Waiver shall be limited solely for the purpose and to the extent expressly set forth in this Section 3 and nothing herein expressed or implied shall constitute an amendment, supplement, modification, or waiver to any other terms, provisions or conditions of the Sponsor Support Agreement.

4.	As the recipient of the shares transferred by Sponsor, 3I here hereby agrees that upon execution and delivery of this Amendment, it shall become a party to the Sponsor Support Agreement solely with respect to Sections 2, Section 4(a)-(d), Section 8, Section 11, Section 14 and Sections 16 thru 26.

5.	Except as expressly set forth herein, all other terms of the Sponsor Support Agreement remain the same and are unaffected by this Amendment and shall remain in full force and effect.

6.	This Amendment and the Sponsor Support Agreement contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

7.	The provisions of Sections 17 thru 26 of the Sponsor Support Agreement are incorporated herein by reference as if set forth in full herein and shall apply in the terms and provisions of this Amendment and the Parties mutatis mutandis.

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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered by its respective duly authorized officer as of the date first written above.

SPONSOR:
10XYZ Holdings LP

By:	/s/ Taylor Zhang
Name:	Taylor Zhang
Title:	Manager

PARENT:
TenX Keane Acquisition

By:	/s/ Xiaofeng Yuan
Name:	Xiaofeng Yuan
Title:	Chief Executive Officer and Chairman

COMPANY:
Citius Pharmaceuticals, Inc.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officer and Chairman of the Board

SPINCO:
Citius Oncology, Inc.

By:	/s/ Leonard Mazur
Name:	Leonard Mazur
Title:	Chief Executive Officer and Chairman of the Board

INTELLIGENT INVESTMENTS I LLC.

By:	/s/ Mark E. Crone
Name:	Mark E. Crone
Title:	Manager

[Signature Page to Amendment to Sponsor Support Agreement]